SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2003

DICUT, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-30161	52-2204952
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2150 Northwest Parkway, S.E., Suite H, Marietta, Georgia 30067

(Address of principal executive offices) (Zip Code)

(770) 952-2654

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition Or Disposition Of Assets

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

On January 30, 2003, the Company retained Tauber and Balser, P.C. ("Tauber") as its independent public auditors to replace Beckstead and Watts, LLP ("Beckstead"), which resigned on November 21, 2002.

Beckstead's report for the year ended March 31, 2002 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, other than the qualification of the financial statements as having been prepared on a going concern basis. For the fiscal years ended March 31, 2001 and 2002, and the interim period from April 1, 2002 to November 21, 2002, the date the relationship ended, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Beckstead to respond fully to the inquiries of the successor accountant concerning its dismissal.

Prior to retaining Tauber, the Company did not consult with Tauber regarding the application of accounting principles to a specified or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 5. Other Events.

Change in Fiscal Year End

On November 15, 2002, the Company's board of directors approved the change in its fiscal year end from March 31 to December 31. Accordingly, the Company anticipates filing a transition report on Form 10-KSB for the nine months ended December 31, 2002.

Reclassification Amendment

On November 22, 2002, the Company's board of directors voted to amend its Certificate of Incorporation to create two classes of common stock (the "Reclassification Amendment"). The Reclassification Amendment will result in the Company being authorized to issue 150,000,000 shares of Class A Common Stock, par value $0.001 per share, and 5,000,000 shares of Class B Common Stock, par value $0.001 per share. The rights, privileges and preferences of the Class A and B Common Stock are as follows:

Dividends and Distributions. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up of the Corporation; provided, that dividends or distributions payable on Common Stock in shares of Common Stock shall be made only to all holders of Common Stock, and may be made only in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class B Common Stock to the record holders of Class B Common Stock.

Shareholder Votes. On each matter that the holders of Common Stock are entitled to vote, each share of Class A Common Stock shall be entitled to one (1) vote per share and each share of Class B Common Stock shall be entitled to twenty (20) votes per share.

Election of Directors. In the event there are any shares of Class A Common Stock and Class B Common Stock outstanding at the same time, then the holders of the Class B Common Stock shall be entitled to elect the following number of total directors: (a) if there are an even number of total directors, one-half of the total number of directors plus one; and (b) if there are an odd number of directors, one-half of the total number of directors plus one-half.

Reclassification of Existing Shares. Each share of common stock outstanding on the effective date of the Reclassification Amendment shall be automatically converted into one (1) share of Class A Common Stock, and all outstanding securities convertible or exchangeable into shares of common stock shall become convertible or exchangeable an equal number of shares of Class A Common Stock.

The Company's board of directors also approved a resolution permitting Raj Kalra and Pierre Quilliam to each convert 1,000,000 shares of the shares of Class A Common Stock that each will receive pursuant to the Reclassification Amendment into an equal number of shares of Class B Common Stock. Because of the enhanced rights that holders of Class B Common Stock will have to vote on matters submitted to shareholders and on the election of directors, Messrs. Kalra and Quilliam will effectively control the Company, including in the election of a majority of the board of directors at all times and with respect to any matter submitted to a vote of shareholders.

The Reclassification Amendment has been approved by shareholders holding a majority of the outstanding shares. However, in accordance with SEC Rule 14c-2, the Reclassification Amendment will not become effective until twenty (20) days after the Company has mailed to shareholders a Schedule 14C. The Company has filed a Preliminary Schedule 14C with the Securities and Exchange Commission with respect to the Reclassification Amendment, and is awaiting comments or approval thereof.

Item 6. Resignations Of Directors And Executive Officers.

Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable.

(b) Pro Forma Financial Information: Not applicable.

(c) Exhibits:

Regulation S-B Number	Exhibit
16.1	Resignation letter from Beckstead and Watts, LLP dated November 20, 2002 (incorporated by reference from Form 8-K filed on November 26, 2002)
16.2	Letter from Beckstead and Watts, LLP dated December 12, 2002 (incorporated by reference from Form 8-K filed on December 13, 2002)
99.1	Proposed Certificate of Amendment to Certificate of Incorporation

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
DICUT, INC.

Dated: February 17, 2003	/s/ Pierre Quilliam
By: Pierre Quilliam, President